EXHIBIT 99.1

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Financial Statements

and

Independent Auditors’ Report

December 31, 2006 and 2005

LARAMIE ENERGY, LLC AND SUBSIDIARY

INDEPENDENT AUDITORS’ REPORT

To the Members of

Laramie Energy, LLC and Subsidiary

Denver, Colorado

We have audited the accompanying balance sheets of Laramie Energy, LLC and Subsidiary as of December 31, 2006 and 2005, and the related statements of operations, changes in members’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laramie Energy, LLC and Subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 12, the accompanying December 31, 2006 financial statements have been restated.

/s/ Ehrhardt Keefe Steiner & Hottman PC

March 6, 2007, except for Note 12,

  which is as of May 29, 2007

Denver, Colorado

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,
	2006	2005
	(Restated)
Assets
Current assets
Cash and cash equivalents	$885,042	$919,467
Accounts receivable	4,241,241	3,519,987
Prepaid expenses and other current assets	293,653	241,791
Derivative instrument	2,050,461	109,143

Total current assets	7,470,397	4,790,388

Property and equipment, at cost
Oil and gas properties, successful efforts method
Proved properties, net of accumulated depletion, depreciation and amortization of $16,963,563 and $4,166,181, respectively	244,272,699	100,541,272
Unproved properties	11,236,479	7,730,179

Total oil and gas properties	255,509,178	108,271,451

Ranch property and equipment and other real estate, net of accumulated depreciation of $56,897 and $7,920, respectively	8,737,160	292,143
Office furniture and equipment, net of accumulated depreciation of $139,706 and $67,918, respectively	254,461	284,620

Total property and equipment, net	264,500,799	108,848,214

Other assets
Investment in affiliated company	14,540,856	—
Debt issue costs, net of amortization of $186,118 and $64,456, respectively	312,302	209,257
Other assets	—	253,207

Total other assets	14,853,158	462,464

Total assets	$286,824,354	$114,101,066

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$9,536,484	$3,668,230
Oil and gas sales payable	446,076	625,875
Accrued liabilities	13,121,455	8,170,359

Total current liabilities	23,104,015	12,464,464

Non-current liabilities
Notes payable	75,000,000	19,000,000
Asset retirement obligation, net of current portion	2,232,130	1,192,188

Total non-current liabilities	77,232,130	20,192,188

Total liabilities	100,336,145	32,656,652

Commitments and contingencies (Note 6)

Management Investor Class A Units	1,560,741	1,250,000

Members’ equity
Contributions	193,214,450	80,864,450
Fair value of Class B Units	30,717,531	4,194,043
Accumulated deficit	(39,004,513)	(4,864,079)

Total members’ equity	184,927,468	80,194,414

Total liabilities and members’ equity	$286,824,354	$114,101,066

See notes to consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Statements of Operations

	For the Years Ended December 31,
	2006	2005
	(Restated)
Revenues
Natural gas sales	$27,724,736	$15,923,980
Condensate sales	1,491,833	520,202
Plant products, gathering and processing income	141,170	9,734

Total revenues	29,357,739	16,453,916

Operating expenses
Lease operating expenses	3,794,484	2,049,796
Well workover expense	95,080	19,726
Gas marketing and transportation	2,726,192	767,894
Production and property taxes	3,047,962	1,073,687
Geological and geophysical	143,677	512,966
Dry hole costs	7,688,527	1,664,417
Delay rentals	57,139	46,727
Depletion, depreciation and amortization	12,931,298	3,998,353
Lease abandonment	911,740	1,489,888
General and administrative	32,398,488	8,235,334
Accretion of discount on asset retirement obligation	126,747	79,393

Loss from operations	(34,563,595)	(3,484,265)

Other income (expense)
Gain on derivative instrument	3,381,318	159,983
Equity in loss of affiliated company	(117,706)	—
Interest income	168,196	130,887
Interest expense	(2,772,267)	(362,482)
Amortization of debt issue costs	(121,662)	(64,456)
Letter of credit and loan fees	(78,483)	(51,397)
Miscellaneous expense	(36,235)	—

Total other income (expense)	423,161	(187,465)

Net loss	$(34,140,434)	$(3,671,730)

See notes to consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Statements of Members’ Equity

For the Years Ended December 31, 2006 and 2005

	Class A Units		Class B Units		Accumulated Deficit	Total Members’ Equity
	Units	Amount	Units	Amount
					(Restated)	(Restated)
Balance—December 31, 2004	402,300	$37,854,100	10,000	$100	$(1,192,349)	$36,661,851

Net contributions	452,604	43,010,350	—	—	—	43,010,350

Fair value of Class B Units	—	—	—	4,193,943	—	4,193,943

Net loss	—	—	—	—	(3,671,730)	(3,671,730)

Balance—December 31, 2005	854,904	80,864,450	10,000	4,194,043	(4,864,079)	80,194,414

Net contributions	1,151,000	112,350,000	—	—	—	112,350,000

Fair value of Class B Units	—	—	—	26,523,488	—	26,523,488

Net loss	—	—	—	—	(34,140,434)	(34,140,434)

Balance—December 31, 2006	2,005,904	$193,214,450	10,000	$30,717,531	$(39,004,513)	$184,927,468

See notes to consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2006	2005
	(Restated)
Cash flows from operating activities
Net loss	$(34,140,434)	$(3,671,730)
Adjustments to reconcile net loss to net cash provided by operating activities
Dry hole costs	7,688,527	1,664,417
Depletion, depreciation and amortization	12,931,298	3,998,353
Lease abandonment	911,740	1,489,888
Equity in loss of affiliated company	117,706	—
Accretion of discount on asset retirement obligation	126,747	79,393
Equity-based compensation	26,523,488	4,193,943
Unrealized gain on derivative instrument	(1,941,318)	(109,143)
Amortization of debt issue costs	121,662	64,456
Changes in operating assets and liabilities
Certificate of deposit, restricted	—	550,000
Accounts receivable	(721,254)	(3,086,962)
Prepaid expenses and other assets	(51,862)	(108,080)
Other assets	253,207	(253,207)
Accounts payable	5,868,254	3,442,535
Oil and gas sales payable	(179,799)	545,939
Accrued liabilities	2,648,096	1,604,339

Net cash provided by operating activities	20,156,058	10,404,141

Cash flows from investing activities
Investment in affiliated company	(14,658,562)	—
Proceeds from sale of real estate	250,000	—
Additions to property and equipment	(174,217,955)	(79,516,480)

Net cash used in investing activities	(188,626,517)	(79,516,480)

Cash flows from financing activities
Members’ contributions	115,410,741	46,273,683
Funding fees, legal fees and other costs of raising capital	(2,750,000)	(2,250,000)
Net proceeds from note payable	56,000,000	19,000,000
Debt issue costs	(224,707)	(273,714)

Net cash provided by financing activities	168,436,034	62,749,969

Decrease in cash and cash equivalents	(34,425)	(6,362,370)

Cash and cash equivalents, beginning of period	919,467	7,281,837

Cash and cash equivalents, end of year	$885,042	$919,467

(Continued on the following page.)

See notes to consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Continued from the previous page.)

Cash paid for interest in 2006 and 2005 was $2,645,377 and $271,305, respectively.

Supplemental disclosure of non-cash activity:

During 2006 and 2005, the Company recorded an asset retirement obligation and related liability of $1,006,382 and $554,969, respectively.

Capital expenditures of $8,414,000 and $6,111,000 related to drilling and completion costs were unpaid and included in accrued liabilities at December 31, 2006 and 2005, respectively.

See notes to consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies

Laramie Energy, LLC (Laramie Energy or the Company), a Delaware limited liability company, was formed on May 17, 2004 and commenced operations on May 25, 2004 (inception) for the primary purpose of acquiring, owning, operating and disposing of oil and gas properties in the continental United States of America. At December 31, 2006, the Company’s properties are located entirely in Colorado.

On November 30, 2005, Laramie Land & Cattle Company, LLC (Laramie Land & Cattle) was formed with Laramie Energy as the sole member. Laramie Land & Cattle was established for the main purpose of acquiring, developing and managing surface real estate located in Mesa County, Colorado to provide improved access to leasehold interests being developed by Laramie Energy. Laramie Land & Cattle acquired its first property in January 2006 and several smaller surface real estate parcels were acquired during 2006 and early 2007 and are included in ranch property and equipment and other real estate in the accompanying consolidated balance sheets. All intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements include Laramie Energy and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with. During the period and at the balance sheet date, balances of cash and cash equivalents exceeded the federally insured limit.

Concentrations of Credit Risk

The Company’s properties are all located in Colorado in one general area and the natural gas and condensate production are primarily sold to one primary purchaser for natural gas and a separate primary purchaser for condensate based on market index prices. The Company continually monitors the credit standing of the primary natural gas purchaser and currently requires the purchaser to provide a stand-by letter of credit from a major commercial bank in an amount equal to at least 75% of two months’ estimated gross sales revenue.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Depreciation, depletion and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the Company’s properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. In addition, significant estimates include the estimated cost and timing related to asset retirement obligations, the estimated fair value of derivative investments and the fair value of equity-based compensation.

Revenue Recognition

The Company utilizes the entitlements method of accounting for natural gas sales revenues. Under this method, revenues for the entitlement share of gas produced are based on the working interest in the properties. The Company records a receivable (payable) to the extent it receives less (more) than its proportionate share of gas revenues. The Company recognizes condensate and plant products revenues based on the amount of condensate and plant products sold to purchasers.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members and no provision for income taxes has been recorded on the accompanying consolidated financial statements.

Property and Equipment

The Company accounts for its oil and gas exploration and development activities under the successful efforts method of accounting. Under this method, costs of productive exploratory wells, all development productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. The Company did not capitalize interest during the periods presented due to the short duration of the related drilling and completion phase for the wells developed. Exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

The Company reviews its oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value. The Company estimates the expected future cash flows of its oil and gas properties and compares such cash flows to the carrying amount of the properties to determine if the amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust it to fair value. The factors used to determine fair value include estimates of proved reserves, future commodity prices, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the projected cash flows. Unproved properties are assessed annually and any impairment in value is charged to expense. There were no impairments of oil and gas properties in 2006 or 2005.

Maintenance and repairs are charged to expense; renewals and betterments are capitalized to the appropriate property and equipment accounts. Upon retirement or disposition of assets, the costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses, if any, reflected in results of operations.

Office furniture and equipment and ranch property and equipment are recorded at cost. The Company reviews these assets for recoverability whenever events or changes in circumstances indicate their carrying value may not be recoverable.

The provision for depreciation, depletion and amortization of oil and gas properties is calculated on a field basis using the units-of-production method. The provisions for depreciation of the office furniture and equipment are calculated using the straight-line method over estimated useful lives of five years. Ranch property and equipment are depreciated using the straight-line method over estimated lives ranging from 5 to 39.5 years.

Hedging Activities

The Company enters into commodity derivative contracts to manage its exposure to natural gas price volatility. Commodity derivative contracts may take the form of futures contracts, swaps or options.

Statement of Financial Accounting Standards (SFAS) No 133, “Accounting for Derivative Instruments and Hedging Activities” requires recognition of all derivative instruments on the balance sheet as either assets or liabilities measured at fair value. Changes in the derivative’s fair value will be recognized currently in earnings unless specific hedge accounting criteria are met. Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature and designation of the instrument. The Company has elected not to designate its derivatives as cash flow hedges under provisions of SFAS No. 133. As a result, the Company marked its derivative instrument to fair value during 2006 and 2005 in accordance with the provisions of SFAS No. 133 and recognized the realized and unrealized change in fair value from the Company’s price risk management activities as a gain on derivative instrument in the statement of operations.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, restricted cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value as of December 31, 2006 and 2005 due to their short-term nature. The carrying value of debt as of December 31, 2006 approximates fair value because it is based on variable interest rates. The derivative instrument is recorded at estimated fair value based on market conditions in effect at year-end as discussed in Note 9. The Company estimates the fair value of the Class B Units based on discounted future net revenues using reserve projections as adjusted for preferences due to the Class A Unit holders through payout as discussed in Note 7.

Investment in Affiliated Company

Laramie Energy accounts for its minority investment in an affiliated company under the equity method of accounting. The Company eliminates any significant intercompany profit between Laramie Energy and the affiliated company.

Equity-Based Compensation

Effective January 1, 2006, the Company adopted SFAS 123R, “Share-Based Payment.” SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees”. SFAS No. 123R requires that compensation cost related to equity-based payment transactions be recognized in financial statements. SFAS No. 123R requires measurement of the cost of equity-based payment transactions to employees at the fair value of the award on the grant date and recognition of expense over the requisite service or vesting period. SFAS No. 123R was implemented using a prospective method, under which the Company recorded compensation expense in accordance with SFAS No. 123R only for awards issued, modified, repurchased or canceled after the effective date. The Company will continue to account for previously issued awards that remain outstanding at the date of adoption using pre-existing accounting standards.

As a result, the Company will continue to account for its equity-based compensation related to the Class B Units in accordance with provisions of APB 25, which allows companies to use the intrinsic value method of accounting to value their equity-based payment transactions with employees. Certain of the Company’s employees have been granted Class B Units that vest over 3 to 4 years. These Class B Units are accounted for using variable accounting. See Note 7 for discussion. At December 31, 2006 and 2005, the Company determined that the fair value of the vested portion of its equity-based awards was $30,717,431 and $4,193,943, respectively, and recorded compensation of $26,523,488 and $4,193,943, respectively.

In addition, certain members of management purchased Class A Units in 2006 and 2005 at prices that approximated fair value. As a result, no compensation expense was recorded for these units.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

There are no components of comprehensive income (loss) which have been excluded from net loss and, therefore, no separate statement of comprehensive income (loss) has been presented.

Asset Retirement Obligations

The Company follows the guidance in SFAS No. 143, “Accounting for Asset Retirement Obligations” in accounting for asset retirement obligations (ARO). SFAS No 143 requires entities to record the fair value of a liability for an ARO in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted each period toward its future value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity reports a gain or loss upon settlement to the extent the actual costs differ from the recorded liability. The Company recorded a total of $2,232,130 and $1,418,433 at December 31, 2006 and 2005, respectively, for the future retirement obligations in relation to its acquisition of oil and gas properties and additions related to drilling activity. At December 31, 2005, $226,245 which represented the current portion of ARO is included in accrued liabilities in the accompanying balance sheet. A reconciliation of the ARO is shown below. The majority of the ARO relates to the plugging and abandoning of oil and gas wells and the abandonment and reclamation at the Company’s gas plants and gas gathering facilities.

The following is a reconciliation of the ARO:

	For the Years Ended December 31,
	2006	2005
ARO – beginning of period	$1,418,433	$784,071
ARO of acquired oil and gas properties (Note 3)	—	—
ARO of additions during the period	1,006,382	588,125
Revisions to ARO	—	(33,156)
Reduction of ARO for wells plugged and abandoned during the period	(319,432)	—
Accretion expense	126,747	79,393

ARO – end of period	$2,232,130	$1,418,433

Reclassifications

Certain amounts in the 2005 consolidated financial statements have been reclassified to conform to the 2006 presentation.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In September 2006, SFAS No. 157, “Fair Value Measurements,” was issued by the Financial Accounting Standards Board (FASB). This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 will become effective for the Company’s fiscal year beginning January 1, 2008, and management is currently assessing the potential impact of this statement on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115.” SFAS No. 159 establishes a fair value option permitting entities to elect the option to measure eligible financial instruments and certain other items at fair value on specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The fair value option may be applied on an instrument-by-instrument basis, with a few exceptions, is irrevocable and is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of the first fiscal year beginning after November 15, 2007 and should not be applied retrospectively to fiscal years beginning prior to the effective date, except as permitted for early adoption. Early adoption is permitted as of the beginning of a fiscal year provided the entity makes that choice in the first 120 days of the fiscal year and elects to simultaneously adopt the provisions of SFAS No. 157. At the effective date, an entity may elect the fair value option for eligible items existing at that date and the adjustment for the initial remeasurement of those items to fair value should be reported as a cumulative effect adjustment to the opening balance of retained earnings. Management is currently assessing the potential impact of this statement on the Company’s consolidated financial statements.

Note 2—Proved and Unproved Properties

In the normal course of its business, the Company continually acquires additional interests in undeveloped acreage in the same general area of its drilling operations. In 2006 and 2005, the Company made various acquisitions of undeveloped acreage for approximately $4,010,000 and $795,000, respectively.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 3—Investment in Affiliated Company

On September 20, 2006, Laramie Energy and two other companies invested in a new mid-stream company named Collbran Valley Gas Gathering, LLC (CVGG) which constructed, owns and operates a 29-mile pipeline and a gas compression and processing plant. CVGG commenced operations in November 2006. Momentum Energy, Inc. (Momentum), through a wholly-owned subsidiary, owns 70% of CVGG’s LLC Units and serves as the contract manager of CVGG’s pipeline and gas plant system. Momentum also owns and operates other pipeline systems in Wyoming and Texas. Laramie Energy and another gas producer own 25% and 5%, respectively, of CVGG’s LLC Units and are currently the only gas shippers through the system. As of December 31, 2006, Laramie Energy’s 25% investment in CVGG had resulted in cash contributions of $14,700,000, and the Company has committed to invest up to $2,750,000 in future capital contributions during 2007 for CVGG’s expansion projects. The Company has also dedicated existing and future production from all acreage within the East Plateau and Brush Creek fields to CVGG such that CVGG will have the exclusive right to gather, compress and transport gas within this acreage. The Company has commitments for one to four years on 35,000 to 45,000 MMbtu per day for a fixed fee ranging from $0.48 per MMbtu and decreasing to $0.42 per MMbtu, depending on volumes, to gather, compress and transport the natural gas.

Note 4—Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2006	2005
Accrued capital expenditures	$8,414,000	$6,111,000
Accrued ad valorem and property taxes	2,554,195	1,003,457
Accrued production taxes	589,422	83,058
Miscellaneous accrued expenses	605,261	350,022
Accrued bonuses	958,577	396,577
Current portion of ARO	—	226,245

	$13,121,455	$8,170,359

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 5—Bank Credit Facility

In April 2005 (as amended in October 2005, August 2006, and September 2006), the Company entered into a credit facility totaling $150,000,000, through a syndicate of banks with JPMorgan Chase Bank, N.A. as agent. The credit facility matures in April 2009. No repayments of principal are required until maturity, except to the extent that outstanding balances exceed the borrowing base then in effect; however, the Company has the right both to repay principal at any time and to reborrow. Subject to the agreement of the Company and the lenders, the size of the credit facility may be increased by up to $150,000,000. Availability under the credit facility is based on the loan value assigned to the Company’s oil and gas properties. The borrowing base was $105,000,000 at December 31, 2006 and was subsequently increased to $135,000,000 effective February 15, 2007. The determination of the borrowing base is made by the lenders taking into consideration the estimated value of the Company’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans. The borrowing base is redetermined semi-annually, but at the Company’s option may be redetermined quarterly. The available borrowing amount could be increased or decreased as a result of such redeterminations. Interest is based on either a LIBOR or a base rate price grid, at the option of the Company, based on the percentage of borrowing base used. The base rate price grid is based on the higher of the federal funds rate plus one-half percent or the prime rate.

The Company had three irrevocable standby letters of credit outstanding at December 31, 2006 and 2005 totaling $12,832,500 and $2,035,000, respectively, that were used as security for certain performance bonds, for pipeline transportation contracts, and for a pending lease acquisition payment. The letters of credit were issued under the bank credit facility and were a reduction of the cash borrowing availability.

At December 31, 2006 and 2005, the unused cash borrowing amount under the borrowing base was $17,167,500 and $11,000,000, respectively, and there were outstanding cash borrowings of $75,000,000 and $19,000,000, respectively, under the credit facility at a weighted average interest rate of 7.10% and 6.0%, respectively. The credit facility is collateralized by substantially all of the Company’s assets. The credit facility includes terms and covenants that place limitations on certain types of activities, the payment of dividends, and require satisfaction of certain financial tests.

The debt agreement contains the following financial covenants: Maintenance of Minimum Consolidated Current Ratio of 1:1 and Consolidated Total Debt to Consolidated Annualized EBITDAX (as defined) of 4:1. For the quarterly periods ending September 30, 2006 and December 31, 2006, the Company was out of compliance with its Consolidated Total Debt to Consolidated Annualized EBITDAX financial covenant under its loan agreement. In addition, for the period ended December 31, 2006, the Company exceeded its limit on Permitted Investments in subsidiaries. In each case, the Company’s lenders granted Laramie Energy a waiver to these covenant compliance requirements for the periods indicated. Management does not anticipate not being in compliance in the future; therefore, the debt is classified as non-current as of December 31, 2006.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 6—Commitments and Contingencies

Employment Agreements

The Company entered into employment agreements with its three executive officers in May 2004. The agreements provide for employment for two years from the effective date of the agreements subject to automatic annual one-year renewals unless, at least 90 days prior to the ensuing expiration date (but no more than 12 months prior to such expiration date), the Company or the executive officer shall have given written notice to the other that it or he, as applicable, does not wish to extend the agreement. The agreements call for the executive to be paid a base salary plus additional compensation (“accrued compensation”) based on performance criteria set by the Board of Managers of the Company, and employee benefits as defined. Either the executive or the Company may terminate the employment agreement. Depending on the nature of the termination, payment under the employment agreements could range between payment only for accrued compensation or up to payment for accrued compensation plus a severance payment equal to the executive’s base salary for (a) 12 months or (b) the duration of the employment period and continuation coverage for certain benefits for a period of up to 12 months after termination. Under certain circumstances, if the executive or the Company terminates the agreement, the Company shall have the right, but not the obligation, to repurchase all or any of the member units of the Company held by the executive at an aggregate purchase price equal to the fair market value thereof. Under certain other circumstances, if the agreement is terminated, the executive shall have the right, but not the obligation, to require the Company to repurchase all or any of the member units of the Company held by the executive at an aggregate purchase price equal to the fair market value thereof. The fair market value shall be the value agreed upon by the executive and the Company. If the executive and the Company cannot agree on the fair market value, the Company shall select an independent investment banking firm to determine the fair market value, which determination shall be final and binding on both parties.

Operating Leases

The Company leases office space in Denver, Colorado under a non cancelable operating lease that expires in 2010. Rental expense is recognized on a straight-line basis over the term of the lease. Future minimum lease payments under this lease are approximately as follows:

Year Ending December 31,
2007	$232,000
2008	238,000
2009	244,000
2010	22,000

Total	$736,000

Additionally, the Company leases compressors and other equipment and an office in Grand Junction, Colorado, on a monthly basis. Rental expense associated with operating leases was approximately $1,720,000 and $900,000 for the year ended December 31, 2006 and 2005, respectively.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 6—Commitments and Contingencies (continued)

Drilling Rigs

The Company holds contracts on various drilling rigs. Two of the rigs are contracted on a well-by-well basis. Three of the rigs have contracts for $12,385 to $17,640 per day which expire in 2007. Subsequent to year-end, the Company renewed one rig contract at $16,500 per day and the contract will expire in 2009.

Transportation and Processing Contracts

The Company has various commitments to transport its natural gas. In addition to the gas transportation, compression and processing contract with CVGG discussed in Note 3, the Company also has contracts with various pipeline companies to transport between 7,000 to 10,700 MMbtu per day at a rate of approximately $0.17 per MMbtu. These contracts expire in one to eight years. The Company has a gas gathering agreement for 2,000 MMbtu per day at $0.45 per MMBtu which expires in 2015. The Company has certain minimum payments associated with each of these contracts if it does not meet minimum production requirements. Management believes current and projected production will be sufficient to meet these minimum requirements.

Environmental Matters

As an owner or lessee and operator of oil and gas properties, the Company is subject to various federal, state, and local laws and regulations relating to discharge of materials into, and protection of, the environment. The Company has policies to insure continuing compliance with environmental laws and regulations and maintains insurance coverage for certain environmental matters. There can be no assurance that current or future local, state or federal rules and regulations will not require the Company to spend material amounts to comply with such rules and regulations.

Note 7—Members’ Equity

The Company issued units to members under the Unit Purchase Agreement dated May 25, 2004 (the 2004 Unit Purchase Agreement) and the Unit Purchase Agreement dated July 26, 2006 (the 2006 Unit Purchase Agreement) and the Amended and Restated Limited Liability Company Agreement dated May 25, 2004 (the LLC Agreement) and also amended on July 26, 2006. Prior to May 24, 2004, no operations were conducted by the Company. The Company was initially capitalized by its three management investors (Management Investors) and its two institutional investors (Institutional Investors). The Management Investors are also executive officers of the Company.

The LLC Agreement, as amended on July 26, 2006, authorized two classes of membership interests consisting of 2,181,989 Class A Units (2,024,011 and 869,904 Units outstanding at December 31, 2006 and 2005, respectively) and 10,000 Class B Units outstanding at both December 31, 2006 and 2005, respectively.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 7—Members’ Equity (continued)

Class A Units

At December 31, 2006 and 2005, the Institutional and Other Investors Class A Members’ equity consisted of the following:

	Institutional Investors		Other Investors		Total
	Units	Amount	Units	Amount	Units	Additional Costs of Raising Capital	Amount
Balance—December 31, 2004	400,000	$40,000,000	2,300	$230,000	402,300	$(2,375,900)	$37,854,100

Cash contributions	450,000	45,000,000	2,604	260,350	452,604	—	45,260,350

Less additional costs of raising capital in 2005						(2,250,000)	(2,250,000)

Balance—December 31, 2005	850,000	85,000,000	4,904	490,350	854,904	(4,625,900)	80,864,450

Cash contributions	1,150,000	115,000,000	1,000	100,000	1,151,000	—	115,100,000

Less additional costs of raising capital in 2006						(2,750,000)	(2,750,000)

Balance—December 31, 2006	2,000,000	$200,000,000	5,904	$590,350	2,005,904	$(7,375,900)	$193,214,450

At December 31, 2006 and 2005, the Management Investors Class A Units consisted of the following:

	Units	Amount
Balance—December 31, 2004	2,667	$236,667

Cash contributions	12,333	1,013,333

Balance—December 31, 2005	15,000	1,250,000

Cash contributions	3,107	310,741

Balance—December 31, 2006	18,107	$1,560,741

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 7—Members’ Equity (continued)

Class A Units (continued)

Under the terms of the 2004 Unit Purchase Agreement, 10,000 of the 15,000 Class A Units issued to the Management Investors were issued for $70 per unit and all Class A Units issued to the Institutional Investors and to all other investors were issued for $100 per unit. A Management Investor contributed (a) furniture and equipment with an estimated fair value of $50,000 and (b) the assignment of contractual rights under the purchase and sale agreements for the series of three asset acquisitions. In addition, the Management Investors were granted the right, but not the obligation, to acquire up to 5,000 additional Class A Units at $100 per unit prior to November 25, 2006. All 15,000 Class A Units were purchased by the Management Investors in 2004 and 2005 and the Management Investors have no future commitments. However, under the terms of the 2006 Unit Purchase Agreement, the Management Investors were granted the right, but not the obligation, to acquire up to 6,989 additional Class A Units at $100 per unit at any time prior to June 30, 2007. A total of 3,107 of these additional Class A Units had been purchased by the Management Investors at December 31, 2006. The remaining 3,882 Class A Units were subsequently purchased in February 2007.

The Institutional Investors committed to acquire a total of 1,500,000 Class A Units under the terms of the 2004 Unit Purchase Agreement for total consideration of $150,000,000; all 1,500,000 Class A Units had been purchased as of December 31, 2006. Under the terms of the 2006 Unit Purchase Agreement, the Institutional Investors committed to acquire an incremental 650,000 Class A Units at $100 per unit for total consideration of $65,000,000. 500,000 of these additional Class A Units had been purchased by the Institutional Investors at December 31, 2006. An additional 100,000 Class A Units were subsequently purchased in February 2007.

In connection with both the 2004 and 2006 Unit Purchase Agreements, the Company agreed to pay the Institutional Investors a funding fee equal to 2% of the aggregate cash contributions made by the Institutional Investors. Through December 31, 2006, the Company had paid funding fees of $4,000,000. See Note 10 for discussion of advisor fees of $3,000,000 paid in association with the Class A Units.

The purchase price of the Management Investors’ initial commitment to purchase 10,000 Class A Units was set at $70 per unit versus the $100 per unit paid by the Institutional Investors because of the minority and marketability discount for their units due to their limited rights. The subsequent purchases in 2005 and 2006 were set at $100 per unit for both Management and Institutional Investors.

All Class A unit holders vote as a single class based on their respective sharing percentages. Costs and revenues are allocated in accordance with the specific provisions in the LLC Agreement. The Class A Units are senior to Class B Units in terms of liquidation and voting and have first call on all assets until the Class A Units reach payout as defined in the LLC Agreement. The sharing percentage of the Class A and B Units varies after the initial payout depending on the level of payout reached by the Class A unit holders.

The Management Investors’ Class A Units are puttable at the option of the holder at fair market value if the Management Investor(s) resign for “good reason” as defined in their employment agreements. See Note 6 for further discussion of the related employment agreements. The Management Investors’ Class A Units are classified as mezzanine equity in the accompanying consolidated financial statements. At December 31, 2006 and 2005, the Company did not believe it was probable that the Management Investors would exercise the put; accordingly, the Management Investors’ Class A Units were recorded at fair value at the date of issuance and were not adjusted to their redemption value.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 7—Members’ Equity (continued)

Class B Units

Laramie Employee Holdings, LLC (Employee Holdings) was formed May 25, 2004 by the Institutional Investors and acquired all authorized Class B Units at a purchase price of $0.01 per unit. Employee Holdings, in turn, is authorized to grant the Class B Units to selected Company employees (including the Management Investors) on or before their 60 day employment anniversary with the Company. As of December 31, 2006 and 2005, Employee Holdings had granted 9,450 Class B Units to the Company’s employees. There were no new grants of Class B Units during 2006. Class B Units are non-voting and vest over three to four years. Approximately $3,800,000 of Class B Units are unvested at December 31, 2006 and will be recognized as compensation expense over the remaining vesting period. Employees terminated for cause will forfeit all Class B Units, whether or not vested. Employees who cease to be employed by the Company for any other reason will forfeit their unvested Units, and their vested Units are subject to being repurchased by Employee Holdings at fair value. Upon a change in control of the Company or the Class A Units reaching payout, Employee Holdings may accelerate the vesting of all or a part of the Class B Units as well as grant any remaining Class B Units. Distributions to Class B unit holders only occur upon the dissolution and liquidation of the Company and only after the Class A unit holders reach payout as defined in the LLC Agreement and receive (a) 100% return of their investment in the Class A Units, and (b) a certain minimum return on investment on the Class A Units.

The 10,000 Class B Units were issued to Holdings at $0.01 per unit because the units had a de minimus value at the Company’s inception and the value cannot be determined with any accuracy until the Company is liquidated. The Company does not intend to make distributions to Class B members until the time of exit. The Company accounts for these Class B Units using variable accounting. The value of the vested Class B Units was estimated by the Company to be $4,193,943 at December 31, 2005 and $30,717,531 as of December 31, 2006. Equity-based compensation expense of $26,523,488 and $4,193,943 was recorded for the years ended December 31, 2006 and 2005, respectively, with an increase to members’ equity.

Valuation Assumptions

The significant assumptions used in estimating the fair value of the Class A and B Units were estimates of enterprise value that were based on the Company’s proved and probable reserves at January 1, 2007, using discount rates ranging from at 10% for proved developed producing reserves, 15% for proved undeveloped reserves and 25% for probable reserves. The enterprise value was adjusted to estimated equity value by subtracting outstanding senior bank debt and estimated negative working capital at December 31, 2006. The resulting equity value was allocated between the outstanding Class A and B Units based on the allocation structure outlined in the Company’s LLC Agreement dated May 25, 2004 and as amended on July 26, 2006.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 8—Retirement Savings Plan

The Company outsources payroll and human resource functions to an administrative company. In conjunction with this arrangement, the Company has a 401 (k) plan available to eligible employees. Effective in March 2005, the plan provides for Company matching contributions of 100%, up to 5%, of the employee’s contribution to the plan. In 2006 and 2005, the Company’s matching contributions to the plan were $139,363 and $80,270, respectively.

Note 9—Derivative Instrument

In August 2005, the Company entered into its first commodity derivative contract, a six month costless collar that expired March 2006. In June 2006, the Company entered into another six month costless collar. As of December 31, 2006, the Company had a natural gas hedge for 8,000 MMbtu per day with a floor price of $7.50 per MMBtu and a ceiling price of $10.55 per MMBtu. The contract expires March 2007.

The index price is based on Northwest Pipeline Rocky Mountains Index as reported on the first of the month Inside FERC. Under the collar arrangement, if the index price rises above the ceiling price, the Company pays the counterparty. If the index price falls below the floor price, the counterparty pays the Company.

The aggregate fair value of this contract expiring in March 2007 was estimated to be $2,050,461 at December 31, 2006. This amount was included as a current asset and as an unrealized gain on derivative instrument in the accompanying consolidated statements of operations. The Company realized hedging gains of $1,440,000 and $50,840 in 2006 and 2005, respectively, which are included in gain on derivative instrument in the accompanying consolidated statements of operations.

The Company is exposed to credit risk to the extent of nonperformance by the counter parties in the derivative contract discussed above; however, the Company does not anticipate such nonperformance.

Note 10—Related Party Transactions

In the first half of 2004, an investor which subsequently purchased 750 Class A Units for $100 per unit acted as the financial advisor to the Company in its formation and capitalization. In its capacity as financial advisor, the member was paid a fee which would be earned as the first $100,000,000 of equity capital was funded by the Institutional Investors under the Class A unit commitment. A fee of $1,200,000 and $1,350,000 was paid to the financial advisor in 2004 and 2005, respectively, which was reflected as a reduction of members’ equity. A final payment of $450,000 was paid to the financial advisor in January 2006. See Note 6 for other related party transactions.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 11—Subsequent Events

The Company has entered into an agreement with financial advisors to market its oil and gas properties for sale.

Note 12—Restatement

Subsequent to issuance of the consolidated financial statements as of and for the year ended December 31, 2006 (the 2006 financial statements), the Company determined that certain amounts should be adjusted or reclassified. The 2006 financial statements have been adjusted to reflect the impact of these items. The following is a summary of the effect of those changes on the previously reported amounts:

The Company entered into a purchase and sale agreement with a third party dated April 18, 2007 to sell all of its oil and gas properties. In connection with this transaction, the Company revised its reserve estimates. As a result, the 2006 depletion, depreciation and amortization increased by $4,406,000 with an offsetting increase to accumulated depletion, depreciation and amortization.

Additionally, the Company included additional disclosures in Note 13 regarding oil and gas activities.

Note 13—Oil and Gas Activities

Costs Incurred

The Company’s oil and gas acquisition, exploration and development activities are conducted in the continental United States. The following table presents information regarding the Company’s net costs incurred in the purchase of proved and unproved properties and in exploration and development activities:

	For the Years Ended December 31,
	2006	2005
Property acquisition costs
Unproved	$4,009,493	$794,980
Proved	227,249	34,482
Exploration costs	40,679,527	55,744,812
Development costs	117,055,000	25,794,595

	161,971,269	82,368,869
Company’s share of costs incurred by affiliated company recorded using the equity method	14,781,000	—

Total	$176,752,269	$82,368,869

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 13—Oil and Gas Activities (continued)

Costs Incurred (continued)

The costs incurred by the affiliated company that the Company records using the equity method, consist of pipelines and equipment, gas processing plants and equipment, land and construction in progress at December 31, 2006. See Note 3 for discussion.

Capitalized Costs

The aggregate capitalized costs relating to oil and gas activities at the end of each of the years indicated are as follow:

	December 31,
	2006	2005
Costs related to proved properties subject to depletion	$261,236,262	$104,707,453
Costs related to unproved properties not subject to depletion	11,236,479	7,730,179

	272,472,741	112,437,632
Accumulated depletion, depreciation and amortization	(16,963,563)	(4,166,181)

Total	$255,509,178	$108,271,451

The following table sets forth a summary of oil and gas property costs not being amortized as of December 31, 2006, by the year in which such costs were incurred.

	Balance December 31, 2006	Costs Incurred During Years Ended December 31,
		2006	2005	Prior
Acquisition costs	$11,236,479	$4,009,493	$794,980	$6,432,006

Unproved property costs not subject to amortization consist primarily of acquisition costs related to unproved areas. Costs are either transferred into the amortization base on an ongoing basis as the properties are evaluated and proved reserves established or expensed if impairment is determined. The Company will continue to evaluate these properties as the undeveloped areas are tested. Due to the nature of the reserves, the evaluation of the properties will occur over a period of several years.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 13—Oil and Gas Activities (continued)

Results of Operations from Producing Activities

Results of operations from producing activities are presented below:

	For the Years Ended December 31,
	2006	2005
Revenues from oil and gas producing activities	$29,357,739	$16,453,916

Expenses
Lease operating expenses	3,794,484	2,049,796
Well workover expenses	95,080	19,726
Gas marketing and transportation expenses	2,726,192	767,894
Production and property taxes	3,047,962	1,073,687
Geological and geophysical	143,677	512,966
Dry hole costs	7,688,527	1,664,417
Delay rentals	57,139	46,727
Lease abandonment	911,740	1,489,888
Accretion of discount on asset retirement obligation	126,747	79,393
Depletion, depreciation and amortization	12,799,600	3,935,975

Total expenses	31,391,148	11,640,469

Results of operations from producing activities	$(2,033,409)	$4,813,447

Depletion per Mcf equivalent	$2.64	$1.89

Estimated Quantities of Oil and Natural Gas Reserves (Unaudited)

The following information summarizes the Company’s net proved reserves of oil (including condensate and natural gas liquids) and gas and the present values thereof for the two years ended December 31, 2006. The estimates are in accordance with SEC regulations.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 13—Oil and Gas Activities (continued)

Estimated Quantities of Oil and Natural Gas Reserves (Unaudited) (continued)

Management believes the reserve estimates presented herein, in accordance with generally accepted engineering and evaluation principles consistently applied, are reasonable. However, there are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond our control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree speculative, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may all differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. Therefore, the Standardized Measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the Company’s properties. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent exploitation and development activities, production history of the properties involved and any adjustments in the projected economic life of such properties resulting from changes in product prices.

Decreases in the prices of oil and natural gas have had, and could have in the future, an adverse effect on the carrying value of Laramie Energy’s proved reserves, reserve volumes and revenues, profitability and cash flow. Laramie Energy’s entire reserve base is comprised of natural gas properties that are sensitive to natural gas price volatility. Set forth below is a summary of the changes in the net quantities of the Company’s proved crude oil and natural gas reserves for the years ended December 31, 2006 and 2005. All of the Company’s reserves are located in the continental United States.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 13—Oil and Gas Activities (continued)

Estimated Quantities of Oil and Natural Gas Reserves (Unaudited) (continued)

	Oil (MBbls)	Gas (MMcf)
Proved reserves
Reserves, December 31, 2004	56	81,904
Extensions, discoveries and additions	132	122,435
Production	(10)	(2,017)
Revisions	37	(42,022)

Reserves, December 31, 2005	215	160,300
Acquisitions of reserves in place	4	1,063
Extensions, discoveries and additions	29	26,962
Production	(27)	(4,676)
Revisions	192	(95,772)

Reserves, December 31, 2006	413	87,877

Proved developed reserves
December 31, 2005	95	45,169

December 31, 2006	413	87,877

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

The following summary sets forth the Company’s unaudited future net cash flows relating to proved oil and gas reserves, based on the standardized measure prescribed in SFAS No. 69.

	For the Years Ended December 31,
	2006	2005
Future cash in-flows	$420,495,000	$1,323,931,000
Future production costs	(170,780,000)	(235,101,000)
Future development costs	(51,311,000)	(184,878,000)

Future net cash flows	198,404,000	903,952,000
Discount at 10%	(83,258,000)	(498,205,000)

Standardized measure of discounted future net cash flows, end of year	$115,146,000	$405,747,000

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 13—Oil and Gas Activities (continued)

Standardized Measure of Discounted Future Net Cash Flows (Unaudited) (continued)

The standardized measure of discounted future net cash flows (discounted at 10%) from production of proved reserves was developed as follows:

1.	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

2.	In accordance with SEC guidelines, the engineers’ estimates of future net revenues from the Company’s proved properties and the present value thereof are made using oil and gas sales prices in effect at December 31 of the year presented and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations. Such arrangements are not reflected in the reserve reports. The overall average year-end sale prices used in the reserve reports as of December 31, 2006 and 2005 were $46.95 and $56.54 per barrel of oil, $4.58 and $8.18 per Mcf of gas and $42.25 and $0 for natural gas liquids, respectively.

3.	The future gross revenue streams were reduced by estimated future operating costs (including production and ad valorem taxes) and future development and abandonment costs, all of which were based on current costs.

4.	The Company has elected to be treated as a partnership for income tax purposes. Accordingly, income taxes are not applicable.

The following are the principal sources of changes in the standardized measure of discounted future net cash flows:

	For the Years Ended December 31,
	2006	2005
Standardized measure, beginning of year	$405,747,000	$204,090,000
Net revisions to previous quantity estimates and other	(154,213,000)	(114,957,000)
Extensions, discoveries, additions, and changes in timing of production, net of related costs	26,519,000	212,753,000
Purchase of reserves in place	1,007,000	—
Changes in estimated future development costs	67,927,000	5,261,000
Previously estimated development costs incurred during the period	78,583,000	12,773,000
Sales of oil and gas produced, net of production costs	(19,694,000)	(12,543,000)
Net change in prices and production costs	(364,261,000)	70,979,000
Accretion of discount	73,531,000	27,391,000

Standardized measure, end of year	$115,146,000	$405,747,000

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Unaudited Financial Statements

Quarters Ended March 31, 2007 and 2006

LARAMIE ENERGY, LLC AND SUBSIDIARY

Table of Contents

Page
Unaudited Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Cash Flows	4

Notes to Unaudited Consolidated Financial Statements	6

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Balance Sheets

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$14,517	$885,042
Accounts receivable	5,498,790	4,241,241
Prepaid expenses and other current assets	256,087	293,653
Derivative instrument	—	2,050,461

Total current assets	5,769,394	7,470,397

Property and equipment, at cost
Oil and gas properties, successful efforts method
Proved properties, net of accumulated depletion, depreciation and amortization of $27,213,563 and $16,963,563, respectively	280,942,742	244,272,699
Unproved properties	20,100,450	11,236,479

Total oil and gas properties	301,043,192	255,509,178

Ranch property and equipment and other real estate, net of accumulated depreciation of $71,530 and $56,897, respectively	9,180,592	8,737,160
Office furniture and equipment, net of accumulated depreciation of $159,228 and $139,706, respectively	312,139	254,461

Total property and equipment, net	310,535,923	264,500,799

Other assets
Investment in affiliated company	15,518,202	14,540,856
Debt issue costs, net of amortization of $234,493 and $186,118, respectively	340,965	312,302

Total other assets	15,859,167	14,853,158

Total assets	$332,164,484	$286,824,354

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$3,966,152	$9,536,484
Oil and gas sales payable	1,505,398	446,076
Accrued liabilities	13,180,488	13,121,455

Total current liabilities	18,652,038	23,104,015

Non-current liabilities
Notes payable	115,000,000	75,000,000
Asset retirement obligation	2,537,405	2,232,130

Total non-current liabilities	117,537,405	77,232,130

Total liabilities	136,189,443	100,336,145

Commitments and contingencies (Note 6)

Management Investor Class A Units	1,948,891	1,560,741

Members’ equity
Contributions	203,014,450	193,214,450
Fair value of Class B Units	115,069,001	30,717,531
Accumulated deficit	(124,057,301)	(39,004,513)

Total members’ equity	194,026,150	184,927,468

Total liabilities and members’ equity	$332,164,484	$286,824,354

See notes to unaudited consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues
Natural gas sales	$19,050,512	$7,750,739
Condensate sales	417,981	453,877
Plant products, gathering and processing income	394,795	—

Total revenues	19,863,288	8,204,616

Operating expenses
Lease operating expenses	1,235,161	904,036
Well workover expense	13,294	—
Gas marketing and transportation	3,260,469	378,534
Production and property taxes	1,150,442	539,615
Geological and geophysical	15,905	31,256
Delay rentals	1,913	3,683
Depletion, depreciation and amortization	10,284,156	2,159,257
Lease abandonment	1,838	—
General and administrative	86,092,308	14,350,737
Accretion of discount on asset retirement obligation	43,707	28,623

Loss from operations	(82,235,905)	(10,191,125)

Other income (expense)
(Loss) gain on derivative instrument	(620,061)	536,457
Equity in loss of affiliated company	(490,954)	—
Interest income	54,955	32,960
Interest expense	(1,662,843)	(372,034)
Amortization of debt issue costs	(48,375)	(25,055)
Letter of credit and loan fees	(1,000)	(41,845)
Miscellaneous expense	(48,605)	—

Total other income (expense)	(2,816,883)	130,483

Net loss	$(85,052,788)	$(10,060,642)

See notes to unaudited consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows from operating activities
Net loss	$(85,052,788)	$(10,060,642)
Adjustments to reconcile net loss to net cash provided by operating activities
Depletion, depreciation and amortization	10,284,156	2,159,257
Lease abandonment	1,838	—
Equity in loss of affiliated company	490,954	—
Accretion of discount on asset retirement obligation	43,707	28,623
Equity-based compensation	84,351,470	12,840,866
Unrealized loss on derivative instrument	2,050,461	109,143
Amortization of debt issue costs	48,375	25,055
Changes in operating assets and liabilities
Accounts receivable	(1,257,549)	785,280
Prepaid expenses and other assets	37,566	(35,325)
Other assets	—	249,590
Accounts payable	(5,570,332)	1,030,815
Oil and gas sales payable	1,059,322	(71,071)
Accrued liabilities	(905,967)	3,196,328

Net cash provided by operating activities	5,581,213	10,257,919

Cash flows from investing activities
Investment in affiliated company	(1,468,300)	—
Additions to property and equipment	(55,094,550)	(41,390,850)

Net cash used in investing activities	(56,562,850)	(41,390,850)

Cash flows from financing activities
Members’ contributions	10,388,150	15,000,000
Funding fees, legal fees and other costs of raising capital	(200,000)	(750,000)
Net proceeds from note payable	40,000,000	16,000,000
Debt issue costs	(77,038)	(32,610)

Net cash provided by financing activities	50,111,112	30,217,390

Decrease in cash and cash equivalents	(870,525)	(915,541)

Cash and cash equivalents, beginning of period	885,042	919,467

Cash and cash equivalents, end of period	$14,517	$3,926

(Continued on the following page.)

See notes to unaudited consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Continued from the previous page.)

Cash paid for interest in the three months ended March 31, 2007 and 2006 was $1,583,158 and $340,403, respectively.

Supplemental disclosure of non-cash activity:

During the three months ended March 31, 2007 and 2006, the Company recorded an asset retirement obligation and an increase to proved properties of $261,568 and $252,008, respectively.

Capital expenditures of $7,449,000 and $5,378,000 related to drilling and completion costs were unpaid and included in accrued liabilities at March 31, 2007 and 2006, respectively.

See notes to unaudited consolidated financial statements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies

Laramie Energy, LLC (Laramie Energy or the Company), a Delaware limited liability company, was formed on May 17, 2004 and commenced operations on May 25, 2004 (inception) for the primary purpose of acquiring, owning, operating and disposing of oil and gas properties in the continental United States of America. At December 31, 2006 and March 31, 2007, the Company’s properties are located entirely in Colorado.

On November 30, 2005, Laramie Land & Cattle Company, LLC (Laramie Land & Cattle) was formed with Laramie Energy as the sole member. Laramie Land & Cattle was established for the main purpose of acquiring, developing and managing surface real estate located in Mesa County, Colorado to provide improved access to leasehold interests being developed by Laramie Energy. Laramie Land & Cattle acquired its first property in January 2006 and several smaller surface real estate parcels were acquired during 2006 and early 2007 and are included in ranch property and equipment and other real estate in the accompanying consolidated balance sheets. All intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements include Laramie Energy and its wholly-owned subsidiary. All significant intercompany transactions have been eliminated.

The accompanying consolidated financial statements are unaudited, and in the opinion of management, reflect all adjustments that are necessary for a fair presentation of the financial position and results of operation for the periods presented. All such adjustments are of a normal and recurring nature. The results for the quarterly periods are not necessarily indicative of the results expected for the entire year.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of 3 months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with. During the period and at the balance sheet date, balances of cash and cash equivalents exceeded the federally insured limit.

Concentrations of Credit Risk

The Company’s properties are all located in Colorado in one general area and the natural gas and condensate production are primarily sold to one primary purchaser for natural gas and a separate primary purchaser for condensate based on market index prices. The Company continually monitors the credit standing of the primary natural gas purchaser and currently requires the purchaser to provide a stand-by letter of credit from a major commercial bank in an amount equal to at least 75% of two months’ estimated gross sales revenue.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Depreciation, depletion and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the Company’s properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. In addition, significant estimates include the estimated cost and timing related to asset retirement obligations, the estimated fair value of derivative investments and the fair value of equity-based compensation.

Revenue Recognition

The Company utilizes the entitlements method of accounting for natural gas sales revenues. Under this method, revenues for the entitlement share of gas produced are based on the working interest in the properties. The Company records a receivable (payable) to the extent it receives less (more) than its proportionate share of gas revenues. The Company recognizes condensate and plant products revenues based on the amount of condensate and plant products sold to purchasers.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members and no provision for income taxes has been recorded on the accompanying consolidated financial statements.

Property and Equipment

The Company accounts for its oil and gas exploration and development activities under the successful efforts method of accounting. Under this method, costs of productive exploratory wells, all development productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. The Company did not capitalize interest during the periods presented due to the short duration of the related drilling and completion phase for the wells developed. Exploration costs, including personnel costs, geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

The Company reviews its oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of their carrying value. The Company estimates the expected future cash flows of its oil and gas properties and compares such cash flows to the carrying amount of the properties to determine if the amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust it to fair value. The factors used to determine fair value include estimates of proved reserves, future commodity prices, future production estimates, anticipated capital expenditures, and a discount rate commensurate with the risk associated with realizing the projected cash flows. Unproved properties are assessed annually and any impairment in value is charged to expense. There were no impairments of oil and gas properties in 2007 or 2006.

Maintenance and repairs are charged to expense; renewals and betterments are capitalized to the appropriate property and equipment accounts. Upon retirement or disposition of assets, the costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses, if any, reflected in results of operations.

Office furniture and equipment and ranch property and equipment are recorded at cost. The Company reviews these assets for recoverability whenever events or changes in circumstances indicate their carrying value may not be recoverable.

The provision for depreciation, depletion and amortization of oil and gas properties is calculated on a field basis using the units-of-production method. The provisions for depreciation of the office furniture and equipment are calculated using the straight-line method over estimated useful lives of five years. Ranch property and equipment are depreciated using the straight-line method over estimated lives ranging from 5 to 39.5 years.

Hedging Activities

The Company enters into commodity derivative contracts to manage its exposure to natural gas price volatility. Commodity derivative contracts may take the form of futures contracts, swaps or options.

Statement of Financial Accounting Standards (SFAS) No 133, “Accounting for Derivative Instruments and Hedging Activities” requires recognition of all derivative instruments on the balance sheet as either assets or liabilities measured at fair value. Changes in the derivative’s fair value will be recognized currently in earnings unless specific hedge accounting criteria are met. Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature and designation of the instrument. The Company has elected not to designate its derivatives as cash flow hedges under the provisions of SFAS No. 133. As a result, the Company marked its derivative instrument to fair value during the three months ended March 31, 2007 and 2006 in accordance with the provisions of SFAS No. 133 and recognized the realized and unrealized change in fair value from the Company’s price risk management activities as a gain (loss) on derivative instrument in the statement of operations.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, restricted cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value as of March 31, 2007 and December 31, 2006 due to their short-term nature. The carrying value of debt as of March 31, 2007 approximates fair value because it is based on variable interest rates. The Company estimates the fair value of the Class B Units based on assumptions discussed in Note 7.

Investment in Affiliated Company

Laramie Energy accounts for its minority investment in an affiliated company under the equity method of accounting. The Company eliminates any significant intercompany profit between Laramie Energy and the affiliated company.

Equity-Based Compensation

Effective January 1, 2006, the Company adopted SFAS 123R, “Share-Based Payment.” SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25 (APB 25). SFAS No. 123R requires that compensation cost related to equity-based payment transactions be recognized in financial statements. SFAS No. 123R requires measurement of the cost of equity-based payment transactions to employees at the fair value of the award on the grant date and recognition of expense over the requisite service or vesting period. SFAS No. 123R was implemented using a prospective method, under which the Company records compensation expense in accordance with SFAS No. 123R only for awards issued, modified, repurchased or canceled after the effective date. The Company continues to account for previously issued awards that remained outstanding at the date of adoption using pre-existing accounting standards.

As a result, the Company continues to account for its equity-based compensation related to the Class B Units in accordance with provisions of APB 25, which allows companies to use the intrinsic value method of accounting to value their equity-based payment transactions with employees. Certain of the Company’s employees have been granted Class B Units that vest over 3 to 4 years. These Class B Units are accounted for using variable accounting. See Note 7 for discussion. At March 31, 2007 and December 31, 2006, the Company determined that the fair value of the vested portion of the Class B equity-based awards was $115,069,001 and $30,717,531, respectively, and recorded compensation of $84,351,470 and $12,840,866 during the three months ended March 31, 2007 and 2006, respectively.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

There are no components of comprehensive income (loss) which have been excluded from net loss and, therefore, no separate statement of comprehensive income (loss) has been presented.

Asset Retirement Obligations

The Company follows the guidance in SFAS No. 143, “Accounting for Asset Retirement Obligations” in accounting for asset retirement obligations (ARO). SFAS No 143 requires entities to record the fair value of a liability for an ARO in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted each period toward its future value, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity reports a gain or loss upon settlement to the extent the actual costs differ from the recorded liability. The majority of the ARO relates to the plugging and abandoning of oil and gas wells and the abandonment and reclamation at the Company’s gas plant and gas gathering facilities. A reconciliation of the ARO is shown below.

The following is a reconciliation of the ARO:

	Three Months Ended March 31,
	2007	2006
ARO – beginning of period	$2,232,130	$1,418,433
ARO of additions during the period	261,568	252,008
Accretion expense	43,707	28,623

ARO – end of period	$2,537,405	$1,699,064

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In September 2006, SFAS No. 157, “Fair Value Measurements,” was issued by the Financial Accounting Standards Board (FASB). This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 will become effective for the Company’s fiscal year beginning January 1, 2008, and management is currently assessing the potential impact of this statement on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.” SFAS No. 159 establishes a fair value option permitting entities to elect the option to measure eligible financial instruments and certain other items at fair value on specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The fair value option may be applied on an instrument-by-instrument basis, with a few exceptions, is irrevocable and is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of the first fiscal year beginning after November 15, 2007 and should not be applied retrospectively to fiscal years beginning prior to the effective date, except as permitted for early adoption. Early adoption is permitted as of the beginning of a fiscal year provided the entity makes that choice in the first 120 days of the fiscal year and elects to simultaneously adopt the provisions of SFAS No. 157. At the effective date, an entity may elect the fair value option for eligible items existing at that date and the adjustment for the initial remeasurement of those items to fair value should be reported as a cumulative effect adjustment to the opening balance of retained earnings. Management is currently assessing the potential impact of this statement on the Company’s consolidated financial statements.

Note 2—Sale Agreement

On April 18, 2007, the Company entered into a definitive agreement with Plains Exploration & Production Company (PXP) to sell all of its interests in its oil and gas properties plus the associated midstream assets, including its 25 percent interest in Collbran Valley Gas Gathering, LLC. The purchase price is approximately $900 million in cash based on a valuation date of January 1, 2007 which will be increased for adjustments to the purchase price through the closing date, plus one million shares of PXP common stock. Management anticipates that the final consideration, including the value of the shares of PXP common stock, will be approximately $1 billion. The shares of PXP stock plus cash of approximately $12.5 million will be held in escrow until February 28, 2008. The transaction closed on May 31, 2007 and has an effective date of January 1, 2007.

Under the agreement, PXP became a party to Laramie Energy’s transportation and processing contracts as well as any drilling commitments thereby releasing the Company from its obligations under such agreements.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 2—Sale Agreement (continued)

In May 2007, the Board of Directors approved the acceleration of vesting for any unvested Class B Units and distributions to the Class A and B unit holders from the non-escrowed funds after paying off bank debt of approximately $144 million plus accrued interest. The lenders under the Company’s credit facility, as discussed in Note 5, approved the debt payoff amounts and release of collateral. See Note 7 for discussion of Class A and B members’ equity.

Note 3—Investment in Affiliated Company

On September 20, 2006, Laramie Energy and two other companies invested in a new mid-stream company named Collbran Valley Gas Gathering, LLC (CVGG) which constructed, owns and operates a 29-mile pipeline and a gas compression and processing plant. CVGG commenced operations in November 2006. Momentum Energy, Inc. (Momentum), through a wholly-owned subsidiary, owns 70% of CVGG’s LLC Units and serves as the contract manager of CVGG’s pipeline and gas plant system. Momentum also owns and operates other pipeline systems in Wyoming and Texas. Laramie Energy and another gas producer own 25% and 5%, respectively, of CVGG’s LLC Units and are currently the only gas shippers through the system. As of March 31, 2007, Laramie Energy’s 25% investment in CVGG had resulted in cash contributions of $1,468,300, and the Company has committed to invest up to $5,731,995 in future capital contributions through April 2008 for CVGG’s expansion projects. The Company has also dedicated existing and future production from all acreage within the East Plateau and Brush Creek fields to CVGG such that CVGG will have the exclusive right to gather, compress and transport gas within this acreage. The Company has commitments for one to four years on 35,000 to 45,000 MMbtu per day for a fixed fee ranging from $0.48 per MMbtu and decreasing to $0.42 per MMbtu, depending on volumes, to gather, compress and transport the natural gas. See Note 2 for discussion of sale of the Company’s interest in CVGG to PXP. In connection with the sale to PXP, PXP became the party to the commitments noted above.

Note 4—Accrued Liabilities

Accrued liabilities consist of the following:

	March 31, 2007	December 31, 2006
Accrued capital expenditures	$7,449,000	$8,414,000
Accrued ad valorem and property taxes	3,621,702	2,554,195
Accrued production taxes	745,254	589,422
Miscellaneous accrued expenses	1,204,570	605,261
Accrued bonuses	159,962	958,577

	$13,180,488	$13,121,455

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 5—Bank Credit Facility

The Company is a party to a $300 million credit facility, as amended effective March 30, 2007, through a syndicate of banks with JPMorgan Chase Bank, N.A. as agent. The credit facility matures in April 2009. No repayments of principal are required until maturity, except to the extent that outstanding balances exceed the borrowing base then in effect; however, the Company has the right both to repay principal at any time and to reborrow. Availability under the credit facility is based on the loan value assigned to the Company’s oil and gas properties. The borrowing base was $135 million at March 31, 2007. The determination of the borrowing base is made by the lenders taking into consideration the estimated value of the Company’s oil and gas properties in accordance with the lenders’ customary practices for oil and gas loans. The borrowing base is redetermined semi-annually, but at the Company’s option, may be redetermined quarterly. The available borrowing amount could be increased or decreased as a result of such redeterminations. Interest is based on either a LIBOR or a base rate price grid, at the option of the Company, based on the percentage of borrowing base used. The base rate price grid is based on the higher of the federal funds rate plus one-half percent or the prime rate.

The Company had three irrevocable standby letters of credit outstanding at March 31, 2007 totaling $665,500 that were used as security for certain performance bonds and a pipeline transportation contract. The letters of credit were issued under the bank credit facility and were a reduction of the cash borrowing availability.

At March 31, 2007 and December 31, 2006, the unused cash borrowing amount under the borrowing base was $19,334,500 and $17,167,500, respectively, and there were outstanding cash borrowings of $115 million and $75 million, respectively, under the credit facility at a weighted average interest rate of 7.07% and 7.10%, respectively. The credit facility is collateralized by substantially all of the Company’s assets. The credit facility includes terms and covenants that place limitations on certain types of activities, the payment of dividends, and require satisfaction of certain financial tests.

The debt agreement contains the following financial covenants: Maintenance of Minimum Consolidated Current Ratio of 1:1 and Consolidated Total Debt to Consolidated Annualized EBITDAX (as defined) of 4:1.

See Note 2 for discussion of the subsequent event related to the credit facility.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 6—Commitments and Contingencies

Employment Agreements

The Company entered into employment agreements with its three executive officers in May 2004. The agreements provide for employment for two years from the effective date of the agreements subject to automatic annual one-year renewals unless, at least 90 days prior to the ensuing expiration date (but no more than 12 months prior to such expiration date), the Company or the executive officer shall have given written notice to the other that it or he, as applicable, does not wish to extend the agreement. The agreements call for the executive to be paid a base salary plus additional compensation (“accrued compensation”) based on performance criteria set by the Board of Managers of the Company, and employee benefits as defined. Either the executive or the Company may terminate the employment agreement. Depending on the nature of the termination, payment under the employment agreements could range between payment only for accrued compensation or up to payment for accrued compensation plus a severance payment equal to the executive’s base salary for (a) 12 months or (b) the duration of the employment period and continuation coverage for certain benefits for a period of up to 12 months after termination. Under certain circumstances, if the executive or the Company terminates the agreement, the Company shall have the right, but not the obligation, to repurchase all or any of the member units of the Company held by the executive at an aggregate purchase price equal to the fair market value thereof. Under certain other circumstances, if the agreement is terminated, the executive shall have the right, but not the obligation, to require the Company to repurchase all or any of the member units of the Company held by the executive at an aggregate purchase price equal to the fair market value thereof. The fair market value shall be the value agreed upon by the executive and the Company. If the executive and the Company cannot agree on the fair market value, the Company shall select an independent investment banking firm to determine the fair market value, which determination shall be final and binding on both parties.

Operating Leases

The Company leases office space in Denver, Colorado under a non cancelable operating lease that expires in 2010. Rental expense is recognized on a straight-line basis over the term of the lease. Future minimum lease payments under this lease are approximately as follows:

Year Ending December 31,
2007 (remaining)	$174,000
2008	238,000
2009	244,000
2010	25,000

Total	$681,000

Additionally, the Company leases compressors and other equipment and an office in Grand Junction, Colorado, on a monthly basis. Rental expense associated with operating leases was approximately $379,603 and $262,507 for the three months ended March 31, 2007 and 2006, respectively.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 6—Commitments and Contingencies (continued)

Drilling Rigs

The Company holds contracts on various drilling rigs. Two of the rigs are contracted on a well-by-well basis. Three of the rigs have contracts for $15,780 to $17,640 per day which expire between August 2007 through 2009. As discussed in Note 2, under the sale of certain assets to PXP, the Company will also transfer these contracts to PXP.

Transportation and Processing Contracts

The Company has various commitments to transport its natural gas. In addition to the gas transportation, compression and processing contract with CVGG discussed in Note 3, the Company also has contracts with various pipeline companies to transport between 7,000 to 10,700 MMbtu per day at a rate of approximately $0.17 per MMbtu. These contracts expire between 2007 and 2015. The Company has a gas gathering agreement for 2,000 MMbtu per day at $0.45 per MMBtu which expires in 2015. The Company has certain minimum payments associated with each of these contracts if it does not meet minimum production requirements. As discussed in Note 2, under the sale of certain assets to PXP, the Company will also transfer these contracts to PXP.

Environmental Matters

As an owner or lessee and operator of oil and gas properties, the Company is subject to various federal, state, and local laws and regulations relating to discharge of materials into, and protection of, the environment. The Company has policies to insure continuing compliance with environmental laws and regulations and maintains insurance coverage for certain environmental matters. There can be no assurance that current or future local, state or federal rules and regulations will not require the Company to spend material amounts to comply with such rules and regulations.

Note 7—Members’ Equity

The Company issued units to members under the Unit Purchase Agreement dated May 25, 2004 (the 2004 Unit Purchase Agreement) and the Unit Purchase Agreement dated July 26, 2006 (the 2006 Unit Purchase Agreement) and the Amended and Restated Limited Liability Company Agreement dated May 25, 2004 (the LLC Agreement) and also amended on July 26, 2006. Prior to May 24, 2004, no operations were conducted by the Company. The Company was initially capitalized by its 3 management investors (Management Investors) and its 2 institutional investors (Institutional Investors). The Management Investors are also executive officers of the Company.

The LLC Agreement, as amended on July 26, 2006, authorized 2 classes of membership interests consisting of 2,181,989 Class A Units (2,127,893 and 2,024,011 Units outstanding at March 31, 2007 and December 31, 2006, respectively) and 10,000 Class B Units outstanding at both March 31, 2007 and December 31, 2006, respectively.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 7—Members’ Equity (continued)

Class A Units

At March 31, 2007 and December 31, 2006, the Institutional and Other Investors Class A Members’ equity consisted of the following:

	Institutional Investors		Other Investors		Total
	Units	Amount	Units	Amount	Units	Additional Costs of Raising Capital	Amount
Balance—December 31, 2006	2,000,000	$200,000,000	5,904	$590,350	2,005,904	$(7,375,900)	$193,214,450

Cash contributions	100,000	10,000,000	—	—	100,000	—	10,000,000

Less additional costs of raising capital	—	—	—	—	—	(200,000)	(200,000)

Balance—March 31, 2007	2,100,000	$210,000,000	5,904	$590,350	2,105,904	$(7,575,900)	$203,014,450

At March 31, 2007 and December 31, 2006, the Management Investors Class A Units consisted of the following:

	Units	Amount
Balance—December 31, 2006	18,107	$1,560,741

Cash contributions	3,882	388,150

Balance—March 31, 2007	21,989	$1,948,891

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 7—Members’ Equity (continued)

Class A Units (continued)

Under the terms of the 2006 Unit Purchase Agreement, the Management Investors were granted the right, but not the obligation, to acquire up to 6,989 additional Class A Units at $100 per unit at any time prior to June 30, 2007. A total of 3,107 of these additional Class A Units had been purchased by the Management Investors at December 31, 2006. The remaining 3,882 Class A Units were subsequently purchased in 2007.

Under the terms of the 2006 Unit Purchase Agreement, the Institutional Investors committed to acquire an incremental 650,000 Class A Units at $100 per unit for total consideration of $65 million. A total of 500,000 of these additional Class A Units had been purchased by the Institutional Investors at December 31, 2006. An additional 100,000 Class A Units were subsequently purchased in 2007.

In connection with the 2006 Unit Purchase Agreement, the Company agreed to pay the Institutional Investors a funding fee equal to 2% of the aggregate cash contributions made by the Institutional Investors. During the three months ended March 31, 2007, the Company paid funding fees of $200,000.

All Class A unit holders vote as a single class based on their respective sharing percentages. Costs and revenues are allocated in accordance with the specific provisions in the LLC Agreement. The Class A Units are senior to Class B Units in terms of liquidation and voting and have first call on all assets until the Class A Units reach payout as defined in the LLC Agreement. The sharing percentage of the Class A and B Units varies after the initial payout depending on the level of payout reached by the Class A unit holders.

The Management Investors’ Class A Units are puttable at the option of the holder at fair market value if the Management Investor(s) resign for “good reason” as defined in their employment agreements. See Note 6 for further discussion of the related employment agreements. The Management Investors’ Class A Units are classified as mezzanine equity in the accompanying consolidated financial statements. At March 31, 2007 and December 31, 2006, the Company did not believe it was probable that the Management Investors would exercise the put; accordingly, the Management Investors’ Class A Units were recorded at fair value at the date of issuance and were not adjusted to their redemption value.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 7—Members’ Equity (continued)

Class B Units

Laramie Employee Holdings, LLC (Employee Holdings) was formed May 25, 2004 by the Institutional Investors and acquired all authorized Class B Units at a purchase price of $0.01 per unit. Employee Holdings, in turn, is authorized to grant the Class B Units to selected Company employees (including the Management Investors) on or before their 60 day employment anniversary with the Company. As of March 31, 2007 and December 31, 2006, Employee Holdings had granted 9,450 Class B Units to the Company’s employees. Class B Units are non-voting and vest over three to four years. Approximately $9,378,149 of Class B Units are unvested at March 31, 2007. Employees terminated for cause will forfeit all Class B Units, whether or not vested. Employees who cease to be employed by the Company for any other reason will forfeit their unvested Units, and their vested Units are subject to being repurchased by Employee Holdings at fair value. Upon a change in control of the Company or the Class A Units reaching payout, Employee Holdings may accelerate the vesting of all or a part of the Class B Units as well as grant any remaining Class B Units. Distributions to Class B unit holders only occur upon the dissolution and liquidation of the Company and only after the Class A unit holders reach payout as defined in the LLC Agreement and receive (a) 100% return of their investment in the Class A Units, and (b) a certain minimum return on investment on the Class A Units.

The Company accounts for these Class B Units using variable accounting. The value of the vested Class B Units was estimated by the Company to be $115,069,001 at March 31, 2007. Equity-based compensation expense of $84,351,470 and $12,840,866 was recorded for the three months ended March 31, 2007 and 2006, respectively, with an increase to members’ equity.

Valuation Assumptions

In estimating the fair value at December 31, 2006, the significant assumptions used in estimating the fair value of the Class A and B Units were estimates of enterprise value that were based on the Company’s proved and probable reserves at January 1, 2007, using discount rates ranging from at 10% for proved developed producing reserves, 15% for proved undeveloped reserves and 25% for probable reserves. In estimating the fair value at March 31, 2007, the enterprise value was based on the value of the assets underlying the sale discussed in Note 2. The enterprise value was adjusted to estimated equity value by subtracting outstanding senior bank debt and estimated negative working capital at December 31, 2006 and March 31, 2007, respectively. The resulting equity value for both periods was allocated between the outstanding Class A and B Units based on the allocation structure outlined in the Company’s LLC Agreement dated May 25, 2004 and as amended on July 26, 2006.

Impact of Proposed Sale

As discussed in Note 2, the Board approved the acceleration of vesting of the Class B Units as well as distributions to the Class A and B unit holders in May 2007. As a result, upon distribution, the Company will recognize additional compensation expense of approximately $9,378,149 related to the unvested Class B Units at March 31, 2007.

LARAMIE ENERGY, LLC AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

Note 8—Retirement Savings Plan

The Company outsources payroll and human resource functions to an administrative company. In conjunction with this arrangement, the Company has a 401 (k) plan available to eligible employees. Effective in March 2005, the plan provides for Company matching contributions of 100%, up to 5%, of the employee’s contribution to the plan. During the three months ended March 31, 2007 and 2006, the Company’s matching contributions to the plan were $88,100 and $55,970, respectively.

Note 9—Derivative Instrument

As of December 31, 2006, the Company had a natural gas hedge outstanding for 8,000 MMbtu per day with a floor price of $7.50 per MMBtu and a ceiling price of $10.55 per MMBtu. The contract expired in March 2007.

The aggregate fair value of this contract that expired in March 2007 was estimated to be $2,050,461 at December 31, 2006. The Company realized hedging gains of $1,430,400 and $645,300 in the three months ended March 31, 2007 and 2006, respectively, which are included in gain (losses) on derivative instrument in the accompanying consolidated statements of operations and in operating cash flows in the accompanying consolidated statements of cash flows.

Note 10—Subsequent Events

See discussion on Note 2 regarding the sale of substantially all of the Company’s assets to PXP.

On April 3, 2007, the Company acquired certain oil and gas leases from a third party for the amount of $9,639,000.